UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on or about November 8, 2023, Intrusion Inc. (the “Company”) issued certain common stock purchase warrants to purchase up to 8,718,748 shares of common stock (collectively, the “November 2023 Warrants”). On March 11, 2024, the Company’s Board of Directors approved entry into an inducement letter (the “Inducement Letter”) to lower the exercise price of the November 2023 Warrants. Pursuant to the terms of the Inducement Letter and subject to Nasdaq approval, the Company informed holders of the November 2023 Warrants about the opportunity to exercise the November 2023 Warrants, in accordance with the terms of the November 2023 Warrants, at a reduced exercise price of $0.20 per share (the “Exercise Price”), during the period beginning on March 11, 2024 and continuing through March 29, 2024. The Exercise Price represented the current Minimum Price or the Consolidated Closing Bid Price for insider participation as of March 11, 2024. On March 21, 2024, the Company received Nasdaq approval of the Exercise Price based on a change of circumstances since the issuance of the November 2023 Warrants.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: March 22, 2024	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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